Exhibit 99.1

Bentley Systems Announces Second Quarter 2026 Results
EXTON, PA – August 6, 2026 – Bentley Systems, Incorporated (Nasdaq: BSY), the infrastructure engineering software company, today announced results for the quarter ended June 30, 2026.

Second Quarter 2026 Results

•Total revenues were $410.7 million, up 12.8% or 12.2% on a constant currency basis, year-over-year;
•Subscriptions revenues were $378.6 million, up 13.6% or 13.0% on a constant currency basis, year-over-year;
•Annualized Recurring Revenues (“ARR”) were $1,536.0 million as of June 30, 2026, compared to $1,379.2 million as of June 30, 2025. Constant currency ARR growth rate was 12%;
•Last twelve-month recurring revenues dollar-based net retention rate was 109%, consistent with the same period last year;
•Operating income margin was 21.6%, compared to 23.2% for the same period last year;
•Adjusted operating income less operating stock-based compensation expense (“AOI less Operating SBC”) margin was 28.3%, compared to 29.3% for the same period last year;
•Net income per diluted share was $0.25, compared to $0.22 for the same period last year;
•Adjusted net income per diluted share (“Adjusted EPS”) was $0.35, compared to $0.32 for the same period last year;
•Cash flows from operating activities were $71.5 million, compared to $61.1 million for the same period last year; and
•Free cash flow was $63.8 million, compared to $57.0 million for the same period last year.

Six Months Ended June 30, 2026 Results

•Total revenues were $834.9 million, up 13.6% or 12.1% on a constant currency basis, year-over-year;
•Subscriptions revenues were $771.1 million, up 14.1% or 12.6% on a constant currency basis, year-over-year;
•Operating income margin was 25.7%, compared to 27.2% for the same period last year;
•AOI less Operating SBC margin was 30.8%, compared to 32.0% for the same period last year;
•Net income per diluted share was $0.55, compared to $0.50 for the same period last year;
•Adjusted EPS was $0.73, compared to $0.67 for the same period last year;
•Cash flows from operating activities were $264.9 million, compared to $280.5 million for the same period last year; and
•Free cash flow was $251.7 million, compared to $273.4 million for the same period last year.

Executive Chair Greg Bentley said, “BSY’s hallmark growth dependability, positively exemplified by the quarters of 2026, underscores the boundless prioritization of investment within the world’s owner-operators of physical infrastructure— and our company’s ingrained zeal for hybrid innovation, led foreseeably by successive multi-faceted integration of AI. These factors underlie my confidence in the durability of superior financial returns for holders of BSY shares, characterized by our sustained momentum in growth of ARR, profitability, and most fundamentally, free cash flow (appropriately burdened by operating stock-based compensation).”

CEO Nicholas Cumins said, “We had another strong quarter, reflecting disciplined execution by our team and continued strength in the end markets we serve. Growth was led once again by the Resources sector, followed by Public Works / Utilities, including from the electric grid.

“We are also making meaningful progress with Infrastructure AI. We are instrumenting more of our engineering applications so that users can combine our trusted, deterministic engines for modeling, analysis, and simulation with the reasoning capabilities of their preferred AI assistants. The feedback from accounts has been encouraging: as they better understand what becomes possible, they are beginning to apply these capabilities on live projects, creating value that we intend to monetize in due course.”

CFO Werner Andre said, “Our second-quarter results reflect consistent high performance across our key financial metrics, positioning us favorably within our full-year financial outlook. We delivered constant-currency ARR growth of 12% and constant-currency subscriptions revenue growth of 13%, with free cash flow having grown 15% on a last-twelve-months basis and profitability in line with our expectations. During the second quarter, we went live with our new enterprise-wide finance and quote-to-cash platforms, the costs of which we absorbed within our margin commitment while laying the foundation for future efficiency and scale.

“Our disciplined approach to capital allocation is evidenced by quarter-end net debt leverage of 1.9 times and ample credit capacity, notwithstanding a meaningful increase in share repurchases during the first half. Together with our reliable cash generation, and in anticipation of our mid-2027 convertible notes maturity, we maintain the flexibility to fund programmatic acquisitions and to return capital to shareholders through dividends and share repurchases.”

Call Details

Bentley Systems will host a live Zoom video webinar on August 6, 2026 at 8:15 a.m. Eastern time to discuss results for its second quarter ended June 30, 2026.

Those wishing to participate should access the live Zoom video webinar of the event through a direct registration link at https://bentley-com.zoom.us/webinar/register/WN_lTFMd_YZRQeRdNKzyJQQvw#/registration. Alternatively, the event can be accessed from the Events & Presentations page on Bentley Systems’ Investor Relations website at https://investors.bentley.com. In addition, a replay and transcript will be available after the conclusion of the live event on Bentley Systems’ Investor Relations website for one year.

Non-GAAP Financial Measures

In this press release, we sometimes refer to financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain of these measures are considered non‑GAAP financial measures under the United States Securities and Exchange Commission (“SEC”) regulations. Those rules require the supplemental explanations and reconciliations that are in Bentley Systems’ Form 8‑K (Quarterly Earnings Release) furnished to the SEC.

We use AOI less Operating SBC as our primary performance measure because we believe it better reflects our core operating results by excluding items that are not indicative of the ordinary operation of our business, including costs arising directly from our acquisition activity and the costs of discrete realignment initiatives. Consistent with that objective, we refined the measure during 2026: beginning in the first quarter of 2026, we expanded our acquisition expenses adjustment to include cash- and equity‑settled retention incentives provided to key employees of acquired companies, and renamed the measure from Adjusted operating income less stock-based compensation expense (“AOI less SBC”) to “AOI less Operating SBC”; and beginning in the second quarter of 2026, applying the same principle, we began adjusting for integration costs incurred to integrate acquired businesses into our operations. We continue to adjust for discrete realignment initiatives, and we do not adjust for severance or organizational and workforce changes undertaken in the ordinary course of managing our business, which remain reflected in AOI less Operating SBC. Prior period amounts have been revised to conform to the current definition; no integration costs were incurred in periods prior to the second quarter of 2026.

Forward-Looking Statements

This press release includes forward-looking statements regarding the future results of operations and financial condition, business strategy, and plans and objectives for future operations of Bentley Systems, Incorporated (the “Company,” “we,” “us,” and words of similar import). All such statements contained in this press release, other than statements of historical facts, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations, projections, and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, and there are a significant number of factors that could cause actual results to differ materially from statements made in this press release including: adverse changes in global economic and/or political conditions; the impact of tariffs and related policies on our business and the businesses of the industries we serve; the impact of current and future sanctions, embargoes and other similar laws at the state and/or federal level that impose restrictions on our counterparties or upon our ability to operate our business within the subject jurisdictions; political, economic, regulatory and public health and safety risks and uncertainties in the countries and regions in which we operate; failure to retain personnel necessary for the operation of our business or those that we acquire; failure to effectively manage succession; changes in the industries in which our accounts operate; the competitive environment in which we operate; the quality of our products; our ability to develop and market new products to address our accounts’ rapidly changing technological needs; changes in capital markets and our ability to access financing on terms satisfactory to us or at all; the impact of changing or uncertain interest rates on us and on the industries we serve; our ability to integrate acquired businesses successfully; and our ability to identify and consummate future investments and/or acquisitions on terms satisfactory to us or at all.

Further information on potential factors that could affect the financial results of the Company are included in the Company’s Form 10‑K and subsequent Form 10‑Qs, which are on file with the SEC. The Company disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Bentley Systems

Around the world, infrastructure professionals rely on software from Bentley Systems to help them design, build, and operate better and more resilient infrastructure for transportation, water, energy, cities, and more. Founded in 1984 by engineers for engineers, Bentley is the partner of choice for engineering firms and owner-operators worldwide, with software that spans engineering disciplines, industry sectors, and all phases of the infrastructure lifecycle. Through our digital twin solutions, we help infrastructure professionals unlock the value of their data to transform project delivery and asset performance.

© 2026 Bentley Systems, Incorporated. Bentley and the Bentley logo are either registered or unregistered trademarks or service marks of Bentley Systems, Incorporated or one of its direct or indirect wholly owned subsidiaries. All other brands and product names are trademarks of their respective owners.

For more information, contact:
Investors: Eric Boyer, IR@bentley.com

BENTLEY SYSTEMS, INCORPORATED
Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$146,981	$123,278
Accounts receivable	368,136	350,299
Allowance for credit losses	(8,957)	(7,609)
Prepaid income taxes	25,115	19,805
Prepaid and other current assets	56,616	53,260
Total current assets	587,891	539,033
Property and equipment, net	42,373	36,031
Operating lease right-of-use assets	42,503	31,141
Intangible assets, net	168,956	193,018
Goodwill	2,469,001	2,482,154
Investments	41,915	27,920
Deferred income taxes	153,710	170,368
Other assets	76,555	75,502
Total assets	$3,582,904	$3,555,167
Liabilities and Equity
Current liabilities:
Accounts payable	$22,792	$26,952
Accruals and other current liabilities	182,034	173,255
Cloud Services Subscription deposits	496,322	463,312
Deferred revenues	263,154	278,244
Operating lease liabilities	12,568	13,669
Income taxes payable	4,394	4,778
Current portion of long-term debt	6,875	—
Total current liabilities	988,139	960,210
Long-term debt	1,210,305	1,248,912
Deferred compensation plan liabilities	112,736	106,831
Long-term operating lease liabilities	37,697	22,150
Deferred revenues	17,487	18,410
Deferred income taxes	4,942	4,368
Other liabilities	9,572	4,794
Total liabilities	2,380,878	2,365,675
Equity:
Common stock	3,018	3,024
Additional paid-in capital	1,348,863	1,301,205
Accumulated other comprehensive loss	(86,393)	(74,558)
Accumulated deficit	(63,446)	(40,258)
Total Bentley Systems stockholders’ equity	1,202,042	1,189,413
Noncontrolling interest	(16)	79
Total equity	1,202,026	1,189,492
Total liabilities and equity	$3,582,904	$3,555,167

BENTLEY SYSTEMS, INCORPORATED
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues:
Subscriptions	$378,635	$333,452	$771,119	$675,770
Perpetual licenses	9,707	10,193	18,764	20,985
Subscriptions and licenses	388,342	343,645	789,883	696,755
Services	22,385	20,461	45,025	37,893
Total revenues	410,727	364,106	834,908	734,648
Cost of revenues:
Cost of subscriptions and licenses	54,027	47,758	107,125	94,256
Cost of services	19,960	21,018	40,636	40,179
Total cost of revenues	73,987	68,776	147,761	134,435
Gross profit	336,740	295,330	687,147	600,213
Operating expenses:
Research and development	82,091	75,385	165,096	147,835
Selling and marketing	80,870	69,873	156,142	132,932
General and administrative	65,216	49,857	123,725	97,085
Deferred compensation plan	11,661	7,584	10,587	6,338
Amortization of purchased intangibles	8,294	8,201	16,729	16,409
Total operating expenses	248,132	210,900	472,279	400,599
Income from operations	88,608	84,430	214,868	199,614
Interest expense, net	(9,103)	(3,519)	(17,303)	(7,327)
Other income (expense), net	15,564	(1,596)	16,061	(1,147)
Income before income taxes	95,069	79,315	213,626	191,140
Provision for income taxes	(16,609)	(8,876)	(39,764)	(29,364)
Equity in net income of investees, net of tax	55	61	2	62
Net income	78,515	70,500	173,864	161,838
Less: Net income (loss) attributable to noncontrolling interest	(58)	18	(95)	(12)
Net income attributable to Bentley Systems	$78,573	$70,482	$173,959	$161,850

Net income per share attributable to Bentley Systems stockholders:
Basic	$0.25	$0.22	$0.56	$0.51
Diluted	$0.25	$0.22	$0.55	$0.50
Weighted average shares:
Basic	311,784,740	314,622,491	312,227,764	314,894,050
Diluted	318,957,692	332,824,020	320,435,795	333,150,282

BENTLEY SYSTEMS, INCORPORATED
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2026	2025
Cash flows from operating activities:
Net income	$173,864	$161,838
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,191	31,389
Deferred income taxes	17,847	(2,646)
Stock-based compensation expense	42,940	36,995
Deferred compensation plan	10,587	6,338
Amortization of deferred debt issuance costs	2,189	3,788
Change in fair value of derivative	(834)	7,711
Foreign currency remeasurement loss	1,238	1,547
Other	(12,908)	593
Changes in assets and liabilities, net of effect from acquisitions:
Accounts receivable	(18,586)	36,570
Prepaid and other assets	3,000	7,536
Accounts payable, accruals, and other liabilities	(5,247)	(29,396)
Cloud Services Subscription deposits	37,260	27,426
Deferred revenues	(12,813)	(13,200)
Income taxes payable, net of prepaid income taxes	(5,807)	4,011
Net cash provided by operating activities	264,921	280,500
Cash flows from investing activities:
Purchases of property and equipment and investment in capitalized software	(13,266)	(7,135)
Net cash used in investing activities	(13,266)	(7,135)
Cash flows from financing activities:
Proceeds from credit facility	1,064,961	236,089
Repayments of credit facility	(969,055)	(371,404)
Proceeds from term loan	550,000	—
Repayments of convertible senior notes	(677,830)	(9,797)
Payments of dividends	(42,444)	(42,493)
Proceeds from stock purchases under employee stock purchase plan	5,500	5,312
Payments for shares acquired including shares withheld for taxes	(29,665)	(24,779)
Repurchases of Class B common stock under approved program	(125,075)	(50,023)
Other	(1,331)	(414)
Net cash used in financing activities	(224,939)	(257,509)
Effect of exchange rate changes on cash and cash equivalents	(3,013)	9,781
Increase in cash and cash equivalents	23,703	25,637
Cash and cash equivalents, beginning of period	123,278	64,009
Cash and cash equivalents, end of period	$146,981	$89,646

BENTLEY SYSTEMS, INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share and per share data)
(unaudited)

Reconciliation of operating income to AOI less Operating SBC and to Adjusted operating income:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Operating income	$88,608	$84,430	$214,868	$199,614
Amortization of purchased intangibles	11,554	11,405	23,611	22,849
Deferred compensation plan	11,661	7,584	10,587	6,338
Acquisition expenses(1)	2,413	3,350	6,093	6,276
Integration costs(2)	1,800	—	1,800	—
Realignment expenses (income)	—	—	—	—
AOI less Operating SBC	116,036	106,769	256,959	235,077
Operating stock-based compensation expense	21,796	17,773	39,768	32,990
Adjusted operating income	$137,832	$124,542	$296,727	$268,067

(1)Beginning in the first quarter of 2026, we expanded our acquisition expenses adjustment to include cash- and equity‑settled retention incentives provided to key employees of acquired companies, and renamed the measure from AOI less SBC to AOI less Operating SBC. Prior period amounts have been revised to conform to the current definition. Refer to the section titled “Non‑GAAP Financial Measures” for details.
(2)Beginning in the second quarter of 2026, applying the same principle, we began adjusting for integration costs incurred to integrate acquired businesses into our operations. We continue to adjust for discrete realignment initiatives, and we do not adjust for severance or organizational and workforce changes undertaken in the ordinary course of managing our business, which remain reflected in AOI less Operating SBC. No integration costs were incurred in periods prior to the second quarter of 2026. Refer to the section titled “Non‑GAAP Financial Measures” for details.

Reconciliation of net income attributable to Bentley Systems to Adjusted net income:

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2026		2025		2026		2025
	$	EPS(1)	$	EPS(1)	$	EPS(1)	$	EPS(1)
Net income attributable to Bentley Systems	$78,573	$0.25	$70,482	$0.22	$173,959	$0.55	$161,850	$0.50
Non-GAAP adjustments, prior to income taxes:
Amortization of purchased intangibles	11,554	0.04	11,405	0.03	23,611	0.07	22,849	0.07
Operating stock-based compensation expense	21,796	0.07	17,773	0.05	39,768	0.12	32,990	0.10
Deferred compensation plan	11,661	0.04	7,584	0.02	10,587	0.03	6,338	0.02
Acquisition expenses(3)	2,413	0.01	3,350	0.01	6,093	0.02	6,276	0.02
Integration costs(4)	1,800	0.01	—	—	1,800	0.01	—	—
Realignment expenses (income)	—	—	—	—	—	—	—	—
Other (income) expense, net	(15,564)	(0.05)	1,596	—	(16,061)	(0.05)	1,147	—
Total non-GAAP adjustments, prior to income taxes	33,660	0.11	41,708	0.13	65,798	0.21	69,600	0.21
Income tax effect of non-GAAP adjustments	(2,569)	(0.01)	(6,651)	(0.02)	(7,539)	(0.02)	(11,333)	(0.03)
Equity in net income of investees, net of tax	(55)	—	(61)	—	(2)	—	(62)	—
Adjusted net income(2)	$109,609	$0.35	$105,478	$0.32	$232,216	$0.73	$220,055	$0.67

Adjusted diluted weighted average shares	318,957,692		332,824,020		320,435,795		333,150,282

(1)Adjusted EPS was computed independently for each reconciling item presented; therefore, the sum of Adjusted EPS for each line item may not equal total Adjusted EPS due to rounding.
(2)Adjusted EPS numerator includes $873 and $1,714 for the three months ended June 30, 2026 and 2025, respectively, and $1,882 and $3,283 for the six months ended June 30, 2026 and 2025, respectively, related to interest expense, net of tax, attributable to the convertible senior notes using the if‑converted method.
(3)See footnote (1) to the reconciliation of operating income to AOI less Operating SBC and to Adjusted operating income presented above.
(4)See footnote (2) to the reconciliation of operating income to AOI less Operating SBC and to Adjusted operating income presented above.

Reconciliation of cash flows from operating activities to free cash flow:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Cash flows from operating activities	$71,513	$61,085	$264,921	$280,500
Purchases of property and equipment and investment in capitalized software	(7,715)	(4,091)	(13,266)	(7,135)
Free cash flow	$63,798	$56,994	$251,655	$273,365

Reconciliation of cash flows from operating activities to Adjusted EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Cash flows from operating activities	$71,513	$61,085	$264,921	$280,500
Cash interest	7,953	1,174	15,318	3,324
Cash taxes	21,605	21,744	28,192	29,707
Cash deferred compensation plan distributions	3,702	3,240	4,289	3,766
Cash acquisition expenses	63	2,725	760	4,452
Changes in operating assets and liabilities	40,042	41,224	(3,707)	(40,551)
Other(1)	(1,522)	(1,874)	(3,051)	(3,738)
Adjusted EBITDA	$143,356	$129,318	$306,722	$277,460

(1) Includes receipts related to interest rate swap.

Reconciliation of total revenues and subscriptions revenues to total revenues and subscriptions revenues in constant currency:

	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
	Actual	Impact of Foreign Exchange at 2025 Rates	Constant Currency	Actual	Impact of Foreign Exchange at 2025 Rates	Constant Currency
Total revenues	$410,727	$(1,895)	$408,832	$364,106	$183	$364,289
Subscriptions revenues	$378,635	$(1,618)	$377,017	$333,452	$183	$333,635

	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
	Actual	Impact of Foreign Exchange at 2025 Rates	Constant Currency	Actual	Impact of Foreign Exchange at 2025 Rates	Constant Currency
Total revenues	$834,908	$(11,183)	$823,725	$734,648	$250	$734,898
Subscriptions revenues	$771,119	$(9,991)	$761,128	$675,770	$242	$676,012